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                                                                       EXHIBIT P


      CODE OF ETHICS ADOPTED JOINTLY BY THE ENTERPRISE GROUP OF FUNDS, INC.
                AND ENTERPRISE ACCUMULATION TRUST (THE "FUNDS"),
                     ENTERPRISE CAPITAL MANAGEMENT, INC. AND
                       ENTERPRISE FUND DISTRIBUTORS, INC.

                                FEBRUARY 23, 2000

         This Code of Ethics (the "Code") is intended to be a statement regarding the general fiduciary principles that govern personal investment activities of individuals who are access persons of The Enterprise Group of Funds, Inc. and Enterprise Accumulation Trust or personnel of Enterprise Capital Management, Inc. ("Enterprise") or Enterprise Fund Distributors, Inc. (the "Distributor"). The following principles, in conjunction with the Code, have been established and adopted by the Board of Directors/Trustees: (1) that the Funds and their access persons as fiduciaries have a duty to place the interests of the shareholders first; (2) that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) all personnel of the Funds shall not take inappropriate advantage of their positions.

         The principles and Code have been established to ensure that the Funds meet the highest standards of ethical conduct mandated by the securities industry.

1.       Definitions

         (a) "Funds" means The Enterprise Group of Funds, Inc. and Enterprise Accumulation Trust.

         (b) "Portfolio" means any Portfolio of the Funds then in operation.

         (c)      "Access Person" means:

                  (i) any director, trustee, officer, or Advisory Person of the Funds or of Enterprise.

                  (ii) any director, officer or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Funds for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

         (d)      "Advisory Person" of the Funds or of Enterprise means:


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                  (i)      any employee of the Funds or Enterprise (or of any
                           company in a control relationship to the Fund or Enterprise) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Funds, or whose functions relate to the making of any recommendations with respect to the purchase or sales.

                  (ii) any natural person in a control relationship to the Funds or Enterprise who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of Covered Securities by the Funds.

         (e) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (f) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

         (g)      "Control" shall have the same meaning as that set forth in
                  Section 2 (a) (9) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (h) "Disinterested Person" means a director or trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2 (a) (19) of the Investment Company Act.

         (i) "Covered Security" means a security as defined in section 2(a)(36) of the Investment Company Act, except that it does not include:

                  (i)      Direct obligations of the Government of the United
                           States;

                  (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) Shares issued by registered open-end investment companies.

         (j) An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was


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                  not subject to the reporting requirements of sections 13 or
                  15(d) of the Securities Exchange Act of 1934.

         (k) A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         (l) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (m)      "Security Held or to be Acquired" by a Fund means:

                  (i) any Covered Security which, within the most recent 15 days:

                           (1)      is or has been held by the Fund; or

                           (2) is being or has been considered by the Fund or Enterprise for purchase by the Fund; and

                  (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 1 (m)(i).

         (n) "Instruments other than securities" shall mean investment instruments including, but not limited to, commodities and property related in value to the Funds' portfolio securities.

2.       Exempted Transactions

         The prohibitions of Section 3 of this Code shall not apply to:

         (a) Purchase or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of securities which are not eligible for purchase or sale by the Funds.

         (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Funds.

         (d) Purchases which are part of an automatic dividend reinvestment plan.


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         (e)      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Purchases or sales which receive the prior approval of the Board of Directors/Trustees of the Funds because they are only remotely potentially harmful to the Funds because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Funds.

3.       Prohibited Purchases and Sales

         (a) No Access Person shall purchase or sell, directly or indirectly, any Covered Security or instrument other than securities in which he/she has, or by reason of such transactions acquires, direct or indirect beneficial ownership and which to his/her knowledge at the time of such sale and purchase or purchase and sale occurs on a day during which the Funds have a pending "buy" or "sell" order in that same Covered Security until the order is executed; and no Advisory Person shall purchase or sell, directly or indirectly, any security or instrument other than securities within seven (7) calendar days before or after the Funds that he/she manages trades in that security.

         (b) No Advisory Person shall profit in the purchase and sale, or the sale and purchase, directly or indirectly, of the same (or equivalent) Covered Securities within 60 calendar days of the Funds. Any profits realized on such short-term trades should be required to be disgorged.

4.       Initial Public Offerings and Limited Offerings

                  Advisory Personnel of the Funds or Enterprise must obtain approval from the Funds or Enterprise before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or a Limited Offering. Approval shall be based upon factors such as whether the opportunity to invest should be afforded to the Funds and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Funds. Advisory Personnel who have been authorized to acquire securities in an initial public offering or a private placement should be required to disclose the investment when they play any part in the Funds' subsequent consideration of an investment in the issuer, and any decision to purchase securities of the issuer should be subject to an independent review of personnel with no personal interest in the issuer.


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5.       Reporting

         Unless excepted by Section 6 of this Code, every Access Person of a Fund and every Access Person of Enterprise or the Distributor, must report to that Fund, Enterprise or the Distributor:

         (a) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

                  (iii) the date that the report is submitted by the Access Person.

         (b) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

                  (i) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                           (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                           (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (3) the price of the Covered Security at which the transaction was effected;

                           (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

                           (5) the date that the report is submitted by the Access Person.


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                  (ii)     With respect to any account established by the Access
                           Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (1) the name of the broker, dealer or bank with whom the Access Person established the account;

                           (2)      the date the account was established; and

                           (3) the date that the report is submitted by the Access Person

         (c) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                  (i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  (iii)    the date the report is submitted by the Access
                           Person.

         (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

6.       Exceptions from Reporting Requirements

         (a) A person need not make a report under Section 5 of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

         (b) A Disinterested Person of the Fund who is required to make a report solely by reason of being a Fund Director/Trustee, need not make:

                  (i) an initial holdings report under Section 5(a) of this Code and an annual holdings report under Section 5(c) of this Code; and

                  (ii) a quarterly transaction report under Section 5(b) of this Code, unless the Director/Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund Director/Trustee, should have known that during the 15-day period immediately before or after the Director/Trustee's transaction


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                           in a Covered Security, the Fund purchased or sold the
                           Covered Security, or the Fund or Enterprise considered purchasing or selling the Covered
                           Security.

         (c) An Access Person to Enterprise need not make a quarterly transaction report to Enterprise under Section 5(b) of this Code if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) of the Investment Advisers Act of 1940.

         (d) An Access Person need not make a quarterly transaction report under Section 5(b) of this Code if the report would duplicate information contained in broker trade confirmations or account statements received by the Funds, Enterprise or the Distributor with respect to the Access Person in the time period required by Section 5(b), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Funds, Enterprise or the Distributor.

7.       Review of Reports

         The appropriate management or compliance personnel of each Fund, Enterprise and the Distributor to which reports are required to be made by Section 5 of this Code shall review reports submitted by Access Persons. A record of all persons who are or were responsible for reviewing these reports must be maintained in an easily accessible place.

8.       Notification of Reporting Obligation

         Each Fund, Enterprise and the Distributor must identify all Access Persons who are required to make the reports required by Section 5 of this Code and must inform those Access Persons of their reporting obligation.

9.       Gifts

         Advisory Personnel of the Funds shall be prohibited from receiving any gift or item of more than de minimis value from any person or entity that does business with or on behalf of the Funds.

10.      Service as Director

         Advisory Personnel of the Funds shall be prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization of the President of the Funds, based upon a determination that the board service would be consistent with the interests of the Funds and their shareholders. Should approval for board service be granted, Advisory Personnel will be isolated through "Chinese walls" or other procedures from making


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         investment decisions relating to securities associated or affiliated with the entity for which the person serves as director.

11.      Review of Code of Ethics Compliance

         No less frequently than annually, each Fund, Enterprise and the Distributor must furnish to the Directors/Trustees, and the Directors/Trustees must consider, a written report that:

         (a) Describes any issues arising under the Code or procedures since the last report to the Board of Directors/Trustees including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

         (b) Certifies that the Fund, Enterprise or the Distributor, as applicable has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

12.      Recordkeeping Requirements

         (a) Each Fund, Enterprise and the Distributor must at its principal place of business, maintain records in the manner and to the extent set forth in this Section of the Code, and must make these records available to the Securities and Exchange Commission (the "Commission") or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

                  (i) A copy of the Code that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

                  (ii) A record of any violation of the Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                  (iii) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under Section 6(d) of this Code, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                  (iv) A record of all persons, currently or within the past five years, who are or were required to make reports under Section 5 of this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place, and


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                  (v)      A copy of each report required by Section 11 of this
                           Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (b) A Fund or Enterprise must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Personnel of securities under Section 4, for at least five years after the end of the fiscal year in which the approval is granted.

13.      Sanctions

         Upon discovering a violation of this Code, the Board of Directors/Trustees of the Funds, Enterprise or the Distributor may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.


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